Filed Pursuant to Rule 424(b)(5)
Registration No. 333-290461
Prospectus Supplement
(To prospectus dated September 23, 2025)
$150,000,000
Depositary Shares
Each representing 1/100th of One Share of
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference: $25.00 per Depositary Share)

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. and Evercore Group L.L.C. (collectively, the “Agents”) on September 23, 2025, under which we may offer and sell, as agent and/or principal, from time to time, up to $150,000,000 of our Depositary Shares (the “Depositary Shares”), each of which represents 1/100th of one share of our 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) (the “Series B Preferred Shares”).
The Series B Preferred Shares represented by the Depositary Shares will be deposited with Computershare Inc. and Computershare Trust Company, N.A., as applicable, as depositary. As a holder of a Depositary Share, you will be entitled, through the depositary and subject to the terms of the deposit agreement governing the Depositary Shares (the “Deposit Agreement”), to proportional rights and preferences as if you held 1/100th of one Series B Preferred Share.
Dividends on the Series B Preferred Shares underlying the Depositary Shares are cumulative and shall accrue from the Dividend Payment Date (as defined below) immediately preceding the issuance date and will be payable quarterly in arrears on the first day of January, April, July and October of each year (each, a “Dividend Payment Date”), when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 8.75% per annum of the stated liquidation preference.
We may redeem, at our option, the Series B Preferred Shares (and therefore the Depositary Shares) at any time, in whole or in part, out of amounts legally available therefor, at a redemption price of $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared.
The Depositary Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GSL-B.” On September 17, 2025, the last reported sale price per Depositary Share was $27.93.
Sales of the Depositary Shares, if any, under this prospectus supplement and accompanying base prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. The Agents, individually or collectively, are not required to sell any specific number or dollar amount of Depositary Shares, but have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Agents and us. See “Plan of Distribution” for further information.
We previously filed a prospectus supplement, dated December 29, 2022, under our prior Registration Statement on Form F-3 (File No. 333-267468) (the “Prior Registration Statement”), providing for the establishment of an “at the market” offering program which permitted us, from time to time, to offer and sell up to $150,000,000 of our Depositary Shares pursuant to an At Market Issuance Sales Agreement, dated December 29, 2022, with B. Riley Securities, Inc. (the “Prior ATM Program”). The Prior Registration Statement and the Prior ATM Program expired on September 16, 2025. We have not sold any Depositary Shares under the Prior ATM Program. This prospectus supplement and the Sales Agreement are renewing and replacing the expired Prior ATM Program.
The Depositary Shares to which this prospectus supplement and the accompanying base prospectus relate will be offered and sold through the Agents over a period of time and from time to time. Under the Sales Agreement, each Agent will be entitled to compensation equal to 2.5% of the gross proceeds from each sale of the Depositary Shares sold through it as our sales agent. In connection with the sale of the Depositary Shares on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement.
Investing in our Depositary Shares involves a high degree of risk. Before you make an investment in the Depositary Shares, you should carefully consider the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, and other risk factors contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the Depositary Shares in book-entry form only through the Depository Trust Company will be made on or about the first trading date following the date of purchase.

B. Riley Securities	Evercore ISI

The date of this prospectus supplement is September 23, 2025.

Prospectus Supplement
Base Prospectus
S-i

ABOUT THIS PROSPECTUS
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Depositary Shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference therein. The second part, the base prospectus, including the documents incorporated by reference therein, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying base prospectus” or the “accompanying prospectus,” we are referring only to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the Depositary Shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with additional information described under the heading, “Where You Can Find Additional Information” before investing in the Depositary Shares.
You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying base prospectus is accurate only as of the date given in such document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or any sale of the Depositary Shares. Our business, financial condition and results of operations and prospects may have changed since those dates.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not, and the Agents have not, authorized anyone to provide you with information that is different. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.
We are not, and the Agents are not, making an offer to sell the Depositary Shares in any state or other jurisdiction where the offer or sale is not permitted. Persons who come into possession of this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering applicable to that jurisdiction. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, references to the “Company”, “we”, “us”, “our” or “Global Ship Lease” refer to Global Ship Lease, Inc. and all of its subsidiaries, “Technomar” or “Technical Manager” refers to Technomar Shipping Inc., our technical ship manager, “Conchart” refers to Conchart Commercial Inc., our commercial ship manager (“Commercial Manager”, and together with Technomar, the “Managers”), and “MSI” refers to Maritime Strategies International Limited, our industry expert. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to U.S. dollars. We use the term “TEU”, meaning twenty-foot equivalent unit, the international standard measure of container size, in describing volumes in world container trade and other measures, including the capacity of our containerships, which we also refer to as vessels or ships. Unless otherwise indicated, we calculate the average age of our vessels on a weighted average basis, based on TEU capacity. References to our “2024 Annual Report” refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on March 18, 2025, which is incorporated herein by reference.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information and documents we file with the Commission that are incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “scheduled” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in this prospectus and in our 2024 Annual Report, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, including, without limitation, in the sections entitled “Business Overview,” “Management’s Discussion and Analysis of Financial Conditions and Operations,” and “Dividend Policy.”
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus and in our 2024 Annual Report. The risks described under “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus, as predictions of future events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.
The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement, the accompanying base prospectus, and the information and documents incorporated by reference herein and therein. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
S-iii

Market and Industry Data
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus supplement and the accompanying base prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and in our 2024 Annual Report and in subsequent filings with the Commission, which are incorporated by reference herein, and any related free writing prospectus that we may authorize for use in connection with this offering. Accordingly, investors should not place undue reliance on this information.
S-iv

PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus supplement. It may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. As an investor or prospective investor, you should review carefully the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of the Depositary Shares and the information incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 3 of the accompanying base prospectus, and in our 2024 Annual Report.
Our Company
Global Ship Lease is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships. Incorporated in the Republic of the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under fixed-rate charters to top tier container liner companies.
We were formed in 2007 to purchase and charter back 17 containerships then owned or to be purchased by CMA CGM, at that time the third largest containership operator in the world by number of vessels. On August 14, 2008, we merged indirectly with Marathon Acquisition Corp. and became listed on the NYSE on August 15, 2008, with our Class A common shares, par value $0.01 (the “Class A common shares”), trading under the symbol “GSL”. On November 15, 2018, we completed a transformative transaction by which we acquired 20 containerships (one of which was contracted to be sold).
We currently own 69 containerships, ranging from 2,207 to 11,040 TEU, with a total capacity of 402,703 TEU and an average age, weighted by TEU capacity, of 17.7 years as of June 30, 2025. Of the vessels in our fleet, 39 ships, accounting for over 50% of our fleet capacity, are wide-beam Post-Panamax.
As of June 30, 2025, the average remaining term of our charters, to the mid-point of redelivery, including options under our control and other than if a redelivery notice has been received, was 2.1 years on a TEU-weighted basis. Contracted revenue on the same basis was $1.73 billion. Contracted revenue was $2.23 billion, including options under charterers’ control and with latest redelivery date, representing a weighted average remaining term of 2.8 years. Between January 1, 2025 and June 30, 2025, we added 22 charters (including charter extension options exercised) for an aggregate of $397.0 million of contracted revenue calculated on the basis of the median firm periods of the respective charters. For additional information on our fleet, please see “Our Fleet” below.
Our Depositary Shares, each of which represents a 1/100th interest in a Series B Preferred Share, began trading on the NYSE under the symbol “GSL-B” on August 20, 2014.
Recent and Other Developments
ATM Program – Class A Common Shares
On September 23, 2025, we concurrently renewed our “at the market” offering program for our Class A common shares, and entered into a new Equity Distribution Agreement with Evercore Group L.L.C. and Jefferies LLC (the “Common Share Sales Agreement Agents”), pursuant to which we may offer and sell up to $100.0 million of our Class A common shares at any time, and from time to time, through the Common Share Sales Agents (the “Common Share ATM Program”).
Corporate Updates and Dividends
On July 8, 2025, we announced updates by three leading credit rating agencies. The Corporate Family Rating for Global Ship Lease was maintained to Ba2, with a stable outlook, by Moody’s Investor Service; S&P Global Ratings has affirmed the long-term issuer credit rating to BB+, with a stable outlook; and the Kroll Bond Rating Agency (“KBRA”) has kept the corporate rating to BB+, with a stable outlook. KBRA also affirmed the BBB/stable investment grade rating and outlook for the 5.69% Senior Secured Notes due July 15, 2027.
On August 5, 2025, we announced that our board of directors declared a dividend of $0.525 per Class A common share for the second quarter 2025, which is scheduled to be paid on or about September 4, 2025 to common shareholders of record as of August 22, 2025.

Fleet Updates
In May 2025, we agreed to sell Dimitris Y (5,900 TEU, built 2000) for $35.6 million, with scheduled delivery to its new owners in the fourth quarter of 2025 upon redelivery from its current charter.
During the first quarter of 2025, we completed the sales of Tasman (5,900 TEU, built 2000), Akiteta (2,200 TEU, built 2002), and Keta (2,200 TEU, built 2003) for an aggregate gain of $28.3 million. The vessels were delivered to their new owners during the first quarter of 2025.
In January 2025, we took delivery of Czech, the final vessel in a series of four high-reefer, ECO-9,000 TEU containerships that we contracted to purchase with charters attached in the fourth quarter of 2024.
Financing Update
In March 2025, we entered into a new $85.0 million Credit Facility with UBS AG to fully prepay certain of our outstanding credit facilities which would otherwise have matured between May 2026 and July 2026. The new loan is priced at Secured Overnight Financing Rate (SOFR) + 2.15%, matures in the second quarter of 2028, and brings the weighted average cost of our debt to 4.18% and weighted average maturity of debt to 4.9 years.
Our Fleet
The table below provides certain employment and other information about our fleet of 69 containerships as of June 30, 2025:

Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date(2)	Daily Charter Rate $
CMA CGM Thalassa	11,040	38,577	2008	CMA CGM	3Q28	4Q28	47,200(3)
ZIM Norfolk(1)	9,115	31,764	2015	ZIM	2Q27	4Q27	65,000
Anthea Y(1)	9,115	31,890	2015	MSC	4Q28	1Q29	Footnote(4)
ZIM Xiamen(1)	9,115	31,820	2015	ZIM	3Q27	4Q27	65,000
Sydney Express(1)	9,019	31,254	2016	Hapag-Lloyd(5)	1Q26	4Q29	Footnote(5)
Istanbul Express(1)	9,019	31,380	2016	Hapag-Lloyd(5)	3Q26	2Q30	Footnote(5)
Bremerhaven Express(1)	9,019	31,199	2015	Hapag Lloyd(5)	1Q26	3Q29	Footnote(5)
Czech(1)	9,019	31,319	2015	Hapag-Lloyd(5)	4Q26	3Q30	Footnote(5)
MSC Tianjin	8,603	34,243	2005	MSC(6)	3Q27	4Q27	Footnote(6)
MSC Qingdao	8,603	34,586	2004	MSC(6)	3Q27	4Q27	Footnote(6)
GSL Ningbo	8,603	34,340	2004	MSC	3Q27	1Q28	Footnote(7)
GSL Alexandra	8,544	37,809	2004	Maersk	2Q26	3Q26	Footnote(8)
GSL Sofia	8,544	37,777	2003	Maersk	3Q26	3Q26	Footnote(8)
GSL Effie	8,544	37,777	2003	Maersk	3Q26	3Q26	Footnote(8)
GSL Lydia	8,544	37,777	2003	Maersk	2Q26	3Q26	Footnote(8)
GSL Eleni	7,847	29,261	2004	Maersk	4Q27	2Q29	Footnote(9)
GSL Kalliopi	7,847	29,261	2004	Maersk	1Q28	3Q29	Footnote(9)
GSL Grania	7,847	29,261	2004	Maersk	1Q28	3Q29	Footnote(9)
Colombia Express (ex Mary)(1)	7,072	23,424	2013	Hapag-Lloyd	4Q28	1Q31	Footnote(10)
Panama Express (ex Kristina)(1)	7,072	23,421	2013	Hapag-Lloyd	4Q29	4Q31	Footnote(10)
Costa Rica Express (ex Katherine)(1)	7,072	23,403	2013	Hapag-Lloyd	2Q29	3Q31	Footnote(10)
Nicaragua Express (ex Alexandra)(1)	7,072	23,348	2013	Hapag-Lloyd	3Q29	4Q31	Footnote(10)
CMA CGM Berlioz	7,023	26,776	2001	CMA CGM	4Q25	2Q26	37,750
Mexico Express (ex Alexis)(1)	6,918	23,970	2015	Hapag-Lloyd	3Q29	4Q31	Footnote(10)
Jamaica Express (ex Olivia I)(1)	6,918	23,915	2015	Hapag-Lloyd	3Q29	4Q31	Footnote(10)

Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date(2)	Daily Charter Rate $
GSL Christen	6,858	27,954	2002	Maersk	4Q27	1Q28	Footnote(11)
GSL Nicoletta	6,858	28,070	2002	Maersk	1Q28	2Q28	Footnote(11)
Agios Dimitrios	6,572	24,931	2011	MSC(6)	2Q27	3Q27	Footnote(6)
GSL Vinia	6,080	23,737	2004	Maersk	1Q28	4Q29	Footnote(12)
GSL Christel Elisabeth	6,080	23,745	2004	Maersk	1Q28	3Q29	Footnote(12)
GSL Arcadia	6,008	24,858	2000	Maersk	3Q25	1Q26	12,700(13)
GSL Violetta	6,008	24,873	2000	Maersk	2Q25	1Q26	12,900(13)
GSL Maria	6,008	24,414	2001	Maersk	4Q25	1Q27	12,900(13)
GSL MYNY	6,008	24,876	2000	Maersk	3Q25	4Q25	12,900(13)
GSL Melita	6,008	24,859	2001	Maersk	1Q26	3Q26	12,900(13)
GSL Tegea	5,994	24,308	2001	Maersk	1Q26	3Q26	12,900(13)
GSL Dorothea	5,994	24,243	2001	Maersk	1Q26	3Q26	12,900(13)
Dimitris Y (ex Zim Europe)(25)	5,936	25,010	2000	ONE	4Q25	4Q25	33,900
Ian H	5,936	25,128	2000	COSCO	4Q27	4Q27	Footnote(14)
GSL Tripoli	5,470	22,109	2009	Maersk	3Q27	4Q27	17,250
GSL Kithira	5,470	22,259	2009	Maersk	4Q27	1Q28	17,250
GSL Tinos	5,470	22,068	2010	Maersk	3Q27	4Q27	17,250
GSL Syros	5,470	22,099	2010	Maersk	4Q27	4Q27	17,250
Orca I	5,308	20,633	2006	Maersk(15)	3Q28	4Q28	21,000(15)
Dolphin II	5,095	20,596	2007	Footnote(15)	1Q28	2Q28	Footnote(15)
CMA CGM Alcazar	5,089	20,087	2007	CMA CGM	3Q26	1Q27	35,500
GSL Château d’If	5,089	19,994	2007	CMA CGM	4Q26	1Q27	35,500
GSL Susan	4,363	17,309	2008	CMA CGM	3Q27	1Q28	Footnote(16)
CMA CGM Jamaica	4,298	17,272	2006	CMA CGM	1Q28	2Q28	Footnote(16)
CMA CGM Sambhar	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote(16)
CMA CGM America	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote(16)
GSL Rossi	3,421	16,420	2012	ZIM	1Q26	3Q26	35,000
GSL Alice	3,421	16,543	2014	CMA CGM	2Q28	3Q28	Footnote(3)
GSL Eleftheria	3,421	16,642	2013	Maersk	3Q25	4Q25	37,975
GSL Melina	3,404	16,703	2013	Maersk	4Q26	4Q26	29,900
Athena	2,980	13,538	2003	MSC	2Q27	3Q27	17,500(17)
GSL Valerie	2,824	11,971	2005	ZIM	2Q27	3Q27	Footnote(18)
GSL Mamitsa (ex Matson Molokai)	2,824	11,949	2007	Footnote(19)	1Q28	2Q28	Footnote(19)
GSL Lalo	2,824	11,950	2006	MSC	2Q27	3Q27	18,000(20)
GSL Mercer	2,824	11,970	2007	ONE	1Q27	2Q27	Footnote(21)
GSL Elizabeth	2,741	11,530	2006	Maersk	2Q26	2Q26	20,360
GSL Chloe (ex Beethoven)	2,546	12,212	2012	ONE	1Q27	2Q27	Footnote(21)
GSL Maren	2,546	12,243	2014	OOCL	1Q26	2Q26	16,500
Maira	2,506	11,453	2000	CMA CGM	4Q26	1Q27	26,000
Nikolas	2,506	11,370	2000	CMA CGM	4Q26	1Q27	26,000
Newyorker	2,506	11,463	2001	Maersk	2Q27	3Q27	Footnote(22)
Manet	2,288	11,534	2001	OOCL	3Q26	4Q26	24,000
Kumasi	2,220	11,652	2002	MSC	4Q26	1Q27	Footnote(23)
Julie	2,207	11,731	2002	MSC	3Q27	3Q27	Footnote(24)

(1)	Modern design, high reefer capacity, fuel-efficient “ECO” vessel.
(2)
In many instances, charterers have the option to extend a charter beyond the nominal latest expiry date by the amount of time that the vessel was off hire during the course of that charter. This additional charter time (“Offhire Extension”) is computed at the end of the initially contracted charter period. The Latest Charter Expiry Dates shown in this table have been adjusted to reflect offhire accrued up to June 30, 2025, plus estimated offhire scheduled to occur during the remaining lifetimes of the respective charters. However, as actual offhire can only be calculated at the end of each charter, in some cases actual Offhire Extensions - if invoked by charterers - may exceed the Latest Charter Expiry Dates indicated.
(3)	CMA CGM Thalassa and GSL Alice were both forward fixed for 36 months +/- 45 days. CMA CGM Thalassa new charter is expected to commence in 4Q2025 and GSL Alice new charter commenced in 2Q2025.
(4)	Anthea Y was forward fixed for 36 months +/- 30 days. The new charter is expected to commence in 4Q 2025 at a confidential rate.
(5)
Sydney Express, Istanbul Express, Bremerhaven Express and Czech were contracted for purchase in 4Q 2024, with three vessels delivered in December 2024 and the fourth in January 2025. Contract cover for each vessel is for a varied median firm duration extending for an average of 1.7 years, or up to an average of 5.1 years if all charterers’ options are exercised. Sydney Express, Istanbul Express, Bremerhaven Express and Czech are chartered at confidential rates.

(6)	MSC Tianjin, MSC Qingdao and Agios Dimitrios are chartered at confidential rates. MSC Qingdao & Agios Dimitrios are fitted with Exhaust Gas Cleaning Systems (“scrubbers”).
(7)	GSL Ningbo is chartered at a confidential rate.
(8)
GSL Alexandra, GSL Sofia, GSL Effie and GSL Lydia delivered in 2Q 2023. Contract cover for each vessel is for a minimum firm period of 24 months from the date each vessel was delivered, with charterers holding one year extension options. GSL Sofia and GSL Effie options were exercised in January 2025. GSL Alexandra and GSL Lydia options were exercised in February 2025. The vessels are chartered at confidential rates.

(9)
GSL Eleni, GSL Kalliopi and GSL Grania, are chartered for 35 - 38 months, after which the charterer has the option to extend each charter for a further 12 - 16 months. New charters commenced in 1Q2025 at confidential rates.

(10)
Colombia Express (ex Mary), Panama Express (ex Kristina), Costa Rica Express (ex Katherine), Nicaragua Express (ex Alexandra), Mexico Express (ex Alexis), Jamaica Express (ex Olivia I) are fixed to Hapag-Lloyd for 60 months +/- 45 days, followed by two periods of 12 months each at the option of the charterer. The vessels are chartered at confidential rates.

(11)	GSL Nicoletta and GSL Christen are chartered at confidential rates.
(12)
GSL Vinia and GSL Christel Elisabeth are chartered for 36 - 40 months, after which the charterer has the option to extend each charter for a further 12 - 15 months. The new charters both commenced in 1Q 2025 at confidential rates.

(13)
GSL Maria, GSL Violetta, GSL Arcadia, GSL MYNY, GSL Melita, GSL Tegea and GSL Dorothea. Contract cover for each ship is for a firm period of at least three years from the date each vessel was delivered in 2021, with charterers holding a one-year extension option on each charter (at a rate of $12,900 per day), followed by a second option (at a rate of $12,700 per day) with the period determined by - and terminating prior to - each vessel’s 25th year drydocking & special survey. The first extension options have been exercised for all seven ships. Second extension options were exercised in January 2025 for GSL Dorothea, GSL Arcadia, GSL Melita and GSL Tegea. In April 2025, the second extension option for GSL MYNY was also exercised.

(14)	Ian H is chartered at a confidential rate.
(15)
Dolphin II. Chartered by a leading liner company from 1Q 2025. Orca I. Forward fixed to a leading liner company, with the new charter expected to commence in 2H 2025. Both vessels are chartered at confidential rates.

(16)	GSL Susan, CMA CGM Jamaica, CMA CGM Sambhar and CMA CGM America are chartered at confidential rates.
(17)	Athena was forward fixed for 24 - 30 months. The new charter is expected to commence in 3Q 2025 at a confidential rate.
(18)	GSL Valerie is fixed in direct continuation for 24 - 27 months at a confidential rate.
(19)	GSL Mamitsa was forward fixed to RCL for 30 - 32 months to commence in 3Q25 after current drydocking at a confidential rate.
(20)	GSL Lalo was forward fixed for 24 - 30 months. The new charter is expected to commence in 3Q 2025 at a confidential rate.
(21)	GSL Mercer and GSL Chloe are both fixed for 23.5 - 26 months. The new charters both commenced in 1Q 2025 at confidential rates.
(22)	Newyorker is chartered at a confidential rate.
(23)	Kumasi is chartered at a confidential rate.
(24)	Julie was forward fixed for 24 - 30 months at a confidential rate. The new charter is expected to commence in 3Q 2025.
(25)	In May 2025, Dimitris Y was contracted to be sold and is scheduled for delivery to the buyers in 4Q25 upon redelivery from the existing charter.
Employment of Our Fleet
We employ ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, the ship owner provides and bears the cost of crew, lubricating oil, and all maintenance and other services related to the ship’s operation, the cost of which is included in the daily charter rate. As the ship owner, we are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship’s voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums.
The initial term for a time charter commences on the ship’s delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.

Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.
Management of our Fleet
Our management team supervises the day-to-day technical ship management of our vessels, which is provided by Technomar, a company of which our Executive Chairman is the Founder, Managing Director, and majority beneficial owner, and the commercial ship management, which is provided by Conchart, a company of which our Executive Chairman is the sole beneficial owner.
For more information regarding management of our ships, please see “Item 4. Information on the Company-B. Business Overview—Management of Our Fleet” in our 2024 Annual Report, which is incorporated herein by reference.
Risk Factors
We face a number of risks associated with our business and shipping industry and must overcome a variety of challenges to utilize our strengths and implement our business strategies. These risks relate to, among others, changes in the shipping industry, including supply and demand, charter rates, ship values, a downturn in the global economy, operational hazards inherent in container shipping industry and operations resulting in liability for damage to or destruction of property and equipment, pollution or environmental damage, inability to comply with covenants in our current indebtedness and borrowings we may enter into in the future, inability to finance capital projects, and inability to successfully employ our ships at the expiration of current charters.
You should carefully consider these risks, the risks described in “Risk Factors” and the other information in this prospectus and in our 2024 Annual Report and the other documents incorporated by reference herein before deciding whether to invest in the Depositary Shares.
Corporate Information
The mailing address of our principal executive office is c/o GSL Enterprises Ltd., 9 Irodou Attikou Street, Kifisia, Athens 14561, Greece and our telephone number at that address is +30 210 6233670. Our website address is www.globalshiplease.com. The information included on our website is not incorporated herein by reference. From time to time, we may use our website and social media outlets as channels of distribution of material company information.
Other Information
We are incorporated under the laws of the Republic of the Marshall Islands, and as a consequence, you may encounter difficulty protecting your interests as a holder of Depositary Shares, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” in this prospectus for more information.

THE OFFERING
The summary below describes the principal terms of the Depositary Shares and the Series B Preferred Shares being offered by this prospectus supplement. Certain terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms and conditions of the Depositary Shares and the Series B Preferred Shares, see “Description of Depositary Shares and Series B Preferred Shares.”
Issuer
Global Ship Lease, Inc.
Securities Offered
Up to $150,000,000 of Depositary Shares, each representing 1/100th of one share of our 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share).
Manner of Offering
At the market offering” that may be made from time to time through the Agents, as agent and/or principal, subject to our instruction as to amount and timing. The Agents, individually or collectively, are not required to sell any specific number of Depositary Shares, but the Agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Agents and us. See “Plan of Distribution” beginning on page S-26.
Dividends
Dividends on the Series B Preferred Shares underlying the Depositary Shares will accrue and be cumulative from the Dividend Payment Date immediately preceding issuance and will be payable on each Dividend Payment Date when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose
Dividend Rate
The dividend rate for the Series B Preferred Shares is 8.75% per annum per $2,500.00 of liquidation preference per Series B Preferred Share (equivalent to $25.00 per Depositary Share). The dividend rate is subject to increase in the limited circumstances described below under “Voting Rights.”
Payment of Dividends
No dividend may be declared or paid or set apart for payment on any Junior Securities (as defined below) (other than a dividend payable solely in Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or declared and set aside for payment on all outstanding Series B Preferred Shares and any Parity Securities (as defined below) through the most recent respective dividend payment dates.
Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series B Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than five days, before such payment date. Holders of the Series B Preferred Shares will not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series B Preferred Shares.
Ranking
The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Series B Preferred Shares rank:
•
senior to our common stock and to each other class or series of capital stock that has been or will be established after the original issue date of the Series B Preferred Shares that is not expressly made senior to or on parity with the Series B Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”);
•
pari passu with any class or series of capital stock that has been or will be established after the original issue date of the Series B Preferred Shares with terms expressly providing that such class or series ranks on a parity with the Series B Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and
•
junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and each other class or series of capital stock expressly made senior to the Series B Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Senior Securities”).
Optional Redemption
We may redeem the Series B Preferred Shares (including the related Depositary Shares), at our option, at any time, in whole or in part, and at a redemption price in cash equal to $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption would be effected only out of funds legally available for such purpose.
Voting Rights
Holders of the Series B Preferred Shares and Depositary Shares generally have no voting rights. However, if and whenever dividends payable on the Series B Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Shares (voting together as a class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect one additional director to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. The right of such holders of Series B Preferred Shares to elect a member of our board of directors will continue until such time as all accumulated and unpaid dividends on the Series B Preferred Shares have been paid in full.
Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a single class, we may not adopt any amendment to our Amended and Restated Articles of Incorporation that would materially and adversely alter the preferences, powers or rights of the Series B Preferred Shares.
In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not create or issue any Senior Securities.
No vote or consent of Series B Preferred Shareholders shall be required for (i) the creation or incurrence of any indebtedness, (ii) the authorization or issuance of any common stock or other Junior Securities or (iii) except as expressly provided above, the authorization or issuance of any of our preferred shares.
Each record holder of Depositary Shares may instruct the Depositary to vote the amount of Series B Preferred Shares represented by the holder’s Depositary Shares.
Liquidation or Dissolution
In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series B Preferred Shares will have the right to receive the liquidation preference of $2,500.00 per Series B Preferred Share (equivalent to $25.00 per Depositary Share) plus an amount equal to all accumulated and unpaid dividends thereon to the date of payment, whether or not declared, before any payments are made to holders of our common stock or any other Junior Securities. Neither the sale of all or substantially all of the property or business of the Company nor the consolidation or merger of us with or into any other entity, individually or in a series of transactions, will be deemed to be a liquidation, dissolution or winding up of our affairs.
Conversion; Exchange and Preemptive Rights
The Series B Preferred Shares will not have any conversion or exchange rights or be subject to preemptive rights.
Sinking Fund
The Series B Preferred Shares will not be subject to any sinking fund requirements.

Use of Proceeds
We intend to use the net proceeds from the sale of any Depositary Shares in this offering, after deducting the Agents’ commissions and our offering expenses, for general corporate purposes, which may include opportunistic vessel purchases. Please see “Use of Proceeds.”
Listing
The Depositary Shares are listed on the NYSE under the symbol “GSL-B.” The Series B Preferred Shares represented by Depositary Shares are not listed and we do not expect that there will be any other trading market for the Series B Preferred Shares except as represented by the Depositary Shares. Currently, there is no public market for the Series B Preferred Shares and a limited public market for the Depositary Shares.
Form
The Depositary Shares will be evidenced by one or more global depositary receipts, and the Depositary Shares will be delivered through the book-entry settlement system of The Depository Trust Company (“DTC”).
Risk Factors
An investment in the Depositary Shares and Series B Preferred Shares involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before investing in the Depositary Shares and Series B Preferred Shares.

RISK FACTORS
An investment in our securities involves substantial risks. Before making an investment in our Series B Preferred Shares through our Depositary Shares you should carefully consider the risks described below, as well as the other information included in this prospectus supplement and the accompanying base prospectus, including those in “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report, as updated by annual, quarterly and other reports and documents that we file with the Commission after the date of this prospectus supplement that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations and could affect the value of the Depositary Shares and the Series B Preferred Shares being offered by this prospectus supplement.
Risks Related to the Depositary Shares, the Series B Preferred Shares and this Offering
Management will have broad discretion in the use of the net proceeds from this offering and may use some or all of the net proceeds of this offering for general corporate purposes with which you may not agree.
We have not designated the amount of net proceeds from this offering to be used for any particular purpose, and as a result our management will have broad discretion in the application of the net proceeds and may use the net proceeds in ways in which you may not agree. We intend to use the net proceeds from this offering for general corporate purposes, which may include opportunistic vessel purchases. We will not escrow the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. In addition, we will not return the proceeds to you if we do not use the offering proceeds as described above.
We may not have sufficient cash from our operations to enable us to pay dividends on or to redeem our Series B Preferred Shares, and accordingly the Depositary Shares, as the case may be.
We pay quarterly dividends on the Series B Preferred Shares, and accordingly the Depositary Shares, only from funds legally available for such purpose when, as and if declared by our board of directors. We may not have sufficient cash available each quarter to pay dividends. In addition, if our board of directors does not authorize and declare a dividend for any dividend period prior to the relevant dividend payment date, holders of the Series B Preferred Shares and accordingly the Depositary Shares would not be entitled to receive a dividend for that dividend period. However, any unpaid dividends will accumulate.
In addition, we may have insufficient cash available to redeem the Series B Preferred Shares, and accordingly the Depositary Shares. The amount of cash we can use to pay dividends or redeem our Series B Preferred Shares and the Depositary Shares depends upon the amount of cash we generate from our operations, which may fluctuate significantly, and other factors, including the following:
•	changes in our operating cash flow, capital expenditure requirements, working capital requirements and other cash needs;
•	the amount of any cash reserves established by our board of directors;
•	restrictions under Marshall Islands law as described below;
•	any restrictions under our credit facilities and other instruments and agreements governing our indebtedness as described below; and
•
our overall financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to the risks associated with the shipping industry and the other factors described in our 2024 Annual Report and other reports and documents we filed with the Commission, many of which are beyond our control.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items. We may incur other expenses or liabilities that could reduce or eliminate the cash available for distribution as dividends or to be returned to shareholders in other ways.
Our ability to pay dividends on and to redeem our Series B Preferred Shares, and therefore your ability to receive payments on the Depositary Shares, is limited by the requirements of Marshall Islands law and by our contractual obligations.
Marshall Islands law provides that we may pay dividends on and redeem the Series B Preferred Shares only to the extent that assets are legally available for such purposes. Legally available assets generally are limited to our surplus, which essentially represents our retained earnings and the excess of consideration received by us for the sale of shares above the par value of the shares. In addition, under Marshall Islands law we may not pay dividends on or redeem Series B Preferred Shares if we are insolvent or would be rendered insolvent by the payment of such a dividend or the making of such redemption.
The terms of the agreements governing our indebtedness may also prohibit us from declaring or paying any dividends or distributions on preferred stock, including the Series B Preferred Shares, or redeeming, purchasing, acquiring or making a liquidation payment on preferred stock in certain circumstances.
Our Series B Preferred Shares are subordinated to our debt obligations, and your interests could be diluted by the issuance of additional shares, including additional Series B Preferred Shares and by other transactions.
Our Series B Preferred Shares are subordinated to all of our existing and future indebtedness. As of June 30, 2025, we had $768.5 million of outstanding indebtedness, comprised of $349.0 million of secured bank debt, $205.6 million of amounts outstanding under our 5.69% Senior Secured Notes due 2027, and $213.9 million under sale and leaseback financing transactions. We may incur additional indebtedness under our existing or future credit facilities or other debt agreements. The payment of principal and interest on our debt reduces cash available for distribution on our shares, including the Depositary Shares, and accordingly, the Series B Preferred Shares.
The issuance of additional preferred shares on a parity with or senior to our Series B Preferred Shares would dilute the interests of the holders of our Series B Preferred Shares, and any issuance of Senior Securities or Parity Securities or additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series B Preferred Shares. No provisions relating to our Series B Preferred Shares protect the holders of our Series B Preferred Shares in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of our Series B Preferred Shares.
Our Series B Preferred Shares will rank pari passu with any Parity Securities as to the payment of dividends and amounts payable upon liquidation or reorganization. If less than all dividends payable with respect to the Series B Preferred Shares and any Parity Securities are paid, any partial payment shall be made pro rata with respect to the Series B Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time.
The Series B Preferred Shares represent perpetual equity interests in us.
The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Shares (and accordingly the Depositary Shares) may be required to bear the financial risks of an investment in the Series B Preferred Shares (and accordingly the Depositary Shares) for an indefinite period of time. In addition, the Series B Preferred Shares will rank junior to all of our indebtedness and other liabilities, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.
As a holder of Depositary Shares you have extremely limited voting rights, will have even more limited rights than holders of the Series B Preferred Shares and may encounter difficulties in exercising some of your rights.
Your voting rights as a holder of Depositary Shares will be extremely limited. Our common stock is the only class of stock carrying full voting rights. Holders of the Series B Preferred Shares, and accordingly holders of the Depositary Shares, generally have no voting rights. However, if and whenever dividends payable on the Series B Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Shares (voting together as a class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect one additional director to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. The right of such holders of Series B Preferred Shares to elect a member of our board of directors will continue until such time as all accumulated and unpaid dividends on the Series B Preferred Shares have been paid in full or sufficient funds for such payment have been declared and set apart for such purpose.
Furthermore, holders of the Depositary Shares may encounter difficulties in exercising any voting rights acquired by the Series B Preferred Shares for as long as they hold the Depositary Shares rather than the Series B Preferred Shares. For example, holders of the Depositary Shares will not be entitled to vote at meetings of holders of Series B Preferred Shares, and they will only be able to exercise their limited voting rights by giving timely instructions to the Depositary in advance of any meeting of holders of Series B Preferred Shares. The Depositary will be the holder of the Series B Preferred Shares underlying the Depositary Shares and holders may exercise voting rights with respect to the Series B Preferred Shares represented by the Depositary Shares only in accordance with the Deposit Agreement relating to the Depositary Shares. To the limited extent permitted by the Deposit Agreement, the holders of the Depositary Shares should be able to direct the Depositary to vote the underlying Series B Preferred Shares in accordance with their individual instructions. Nevertheless, holders of Depositary Shares may not receive voting materials in time to instruct the Depositary to vote the Series B Preferred Shares underlying their Depositary Shares. Also, the Depositary and its agents are not responsible for failing to carry out voting instructions of the holders of Depositary Shares or for the manner of carrying out such instructions. Accordingly, holders of Depositary Shares may not be able to exercise voting rights, and they will have little, if any, recourse if the underlying Series B Preferred Shares are not voted as requested.
The amount of your liquidation preference is fixed and you will have no right to receive any greater payment regardless of the circumstances.
The payment due upon a liquidation for the Series B Preferred Shares is fixed at the liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus accumulated and unpaid dividends to the date of liquidation (whether or not declared). If in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. Furthermore, if the market price for the Series B Preferred Shares is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.
The Series B Preferred Shares are only redeemable at our option and investors should not expect us to redeem the Series B Preferred Shares in the future.
We may redeem, at our option, all or from time to time part of, the Series B Preferred Shares (and accordingly the Depositary Shares) at any time, subject to any applicable restrictions in the agreements governing our current or future indebtedness and restrictions under Marshall Islands law. If we redeem the Series B Preferred Shares, holders of the Series B Preferred Shares will be entitled to receive a redemption price equal to $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus accumulated and unpaid dividends to the date of redemption (whether or not declared). Any decision we may make at any time to propose a redemption of the Series B Preferred Shares will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time, and investors should not expect us to redeem the Series B Preferred Shares on any particular date in the future, or at all. If the Series B Preferred Shares are redeemed, the corresponding redemption of the Depositary Shares would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Series B Preferred Shares in a similar security or at similar rates. We may elect to exercise our partial redemption right on multiple occasions. Any such optional redemption would be effected only out of funds legally available for such purpose.
Holders of Depositary Shares may be subject to additional risks related to holding Depositary Shares rather than Series B Preferred Shares.
Because holders of Depositary Shares do not hold their shares directly, they are subject to the following additional risks, among others:
•	as a holder of Depositary Shares, we will not treat you as one of our direct shareholders and you may not be able to exercise shareholder rights;
•
distributions on the Series B Preferred Shares represented by your Depositary Shares will be paid to the Depositary, and before the Depositary makes a distribution to you on behalf of your Depositary Shares, withholding taxes or other governmental charges, if any, that must be paid will be deducted;

•
we and the Depositary may amend or terminate the Deposit Agreement without the consent of holders of the Depositary Shares in a manner that could prejudice holders of Depositary Shares or that could affect their ability to transfer Depositary Shares, among others; and

•	the Depositary may take other actions inconsistent with the best interests of holders of Depositary Shares.

We are a “foreign private issuer” under the NYSE rules, and as such we are entitled to exemption from certain NYSE corporate governance standards, and you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.
We are a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled registrants, as well as different financial reporting requirements. Under the NYSE rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of the NYSE permit a “foreign private issuer” to follow its home country practice in lieu of the listing requirements of the NYSE. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.
It may be difficult or impossible for investors to serve process on or enforce U.S. judgments against us.
We and all of our subsidiaries are incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries are located outside the U.S. In addition, most of our directors and officers are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.
We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law.
Our corporate affairs are governed by our Amended and Restates Articles of Incorporation and Fourth Amended and Restated By-laws and by the Business Corporations Act of the Republic of the Marshall Islands (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been very few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. The rights of shareholders of companies incorporated in the Republic of the Marshall Islands may differ from the rights of shareholders of companies incorporated in the United States. While the BCA provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, our shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any Depositary Shares in this offering, after deducting the Agents’ commissions and our offering expenses, for general corporate purposes, which may include opportunistic vessel purchases. See “Risk Factors—Management will have broad discretion in the use of the net proceeds from this offering and may use some or all of the net proceeds of this offering for general corporate purposes with which you may not agree.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025:
•	on a historical basis;
•	on an as adjusted basis to give effect to:
i.	the scheduled repayments on certain of our debt facilities subsequent to June 30, 2025 in the amount of $36.0 million; and
ii.	the issuance of 158,068 common shares pursuant to our 2019 Omnibus Incentive Plan.
•
on an as further adjusted basis to give effect to the sale and issuance of the Depositary Shares/Series B Preferred Shares covered by this prospectus supplement and the application of the net proceeds therefrom as described under “Use of Proceeds.” This calculation assumes (i) the sale and issuance of $150.0 million of Depositary Shares/Series B Preferred Shares, resulting in assumed net proceeds of approximately $146.0 million, after sales commissions and estimated offering expenses and (ii) that no Class A common shares are issued and sold under the Common Share ATM Program. The actual number of Depositary Shares sold, the number of Series B Preferred Shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

You should read the information below together with the sections of this prospectus supplement and accompanying base prospectus entitled “Use of Proceeds” and “Risk Factors,” in addition to our Report of Foreign Private Issuer on Form 6-K filed with the Commission on August 6, 2025, which contains our Management’s Discussion and Analysis of Financial Condition and Results of Operations and interim unaudited condensed consolidated financial statements for the six months ended June 30, 2025 and 2024, and our 2024 Annual Report, each of which is incorporated by reference herein.
The historical data in the table is derived from our interim unaudited condensed consolidated financial statements, which are incorporated by reference herein from our report on Form 6-K reporting our financial condition and operating results for the six-month period ended June 30, 2025 and 2024, filed with the SEC on August 6, 2025.
There have been no other material adjustments to our capitalization since June 30, 2025, as so adjusted.

(In Thousands of U.S. Dollars, except share data)	Actual	As Adjusted	As Further Adjusted
Total Cash(1)	$511,075	$511,075	$657,025
Debt
Syndicated Secured Credit Facility (BoFA, CACIB, ABN, First Citizens)	$264,000	$252,000	$252,000
2027 Secured Notes	205,625	192,500	192,500
UBS Credit Facility	85,000	78,000	78,000
Sale and Leaseback Agreements CMBFL	40,179	38,862	38,862
Sale and Leaseback Agreements Minsheng	173,688	171,100	171,100
Total Debt(2)	$768,492	$732,462	$732,462
Shareholders’ equity:
Class A common shares - authorized 214,000,000 shares with a $0.01 par value (35,612,584 shares issued and outstanding (as adjusted 35,770,652)(3))	357	358	358
Series B Preferred Shares - authorized 104,000 shares with a $0.01 par value 43,592 shares issued and outstanding	—	—	—
Additional paid in capital(4)	684,985	684,985	830,935
Retained earnings	953,016	953,016	953,016
Accumulated other comprehensive income	4,613	4,613	4,613
Total shareholders’ equity	$1,642,971	$1,642,972	$1,788,922
Total Capitalization	$2,411,463	$2,375,434	$2,521,384

1)	Cash and cash equivalents, including restricted cash of $80,476 and time deposits of $15,000 as of June 30, 2025.

2)	Aggregated principal amount outstanding (including current portion), excluding unamortized deferred financing costs of $6,970 as of June 30, 2025.
3)	“As adjusted” includes the issuance of 158,068 class A common shares after June 30, 2025.
4)
“As further adjusted” includes the full $150.0 million of Depositary Shares offered hereby. Net proceeds from the issuance of the Depositary Shares, assuming sale of the full $150.0 million of Depositary Shares and accounting for estimated offering costs, is estimated to be $146.0 million.

DESCRIPTION OF DEPOSITARY SHARES AND SERIES B PREFERRED SHARES
The following description of the Depositary Shares and the underlying Series B Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Designation, as amended, designating the Series B Preferred Shares and setting forth the rights, preferences and limitations of the Series B Preferred Shares (the “Certificate of Designation”) and the terms of the Deposit Agreement (as defined below) which establishes the terms of the Depositary Shares. The following summary does not set forth the full terms or provisions of the Series B Preferred Shares, which is set forth in the Certificate of Designation, or the Depositary Shares, which is set forth in the Deposit Agreement (including the form of depositary receipt contained therein). The Certificate of Designation, and not the following description, will define the terms of the Series B Preferred Shares. Likewise, the Deposit Agreement, and not the following description, will define the terms of the Depositary Shares. Copies of the Certificate of Designation and the Deposit Agreement may be obtained from us as described under “Where You Can Find Additional Information” in this prospectus supplement.
Series B Preferred Shares
General
Each Depositary Share represents 1/100th of one Series B Preferred Share. The Series B Preferred Shares are an existing series of preferred stock. We have 104,000 authorized Series B Preferred Shares under the Certificate of Designation. As of the date of this prospectus supplement, there are 43,592 Series B Preferred Shares issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Shares, authorize and issue additional Series B Preferred Shares and Junior Securities and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities.
In connection with this offering, we will issue additional Series B Preferred Shares, which we will then deposit with Computershare Inc. and Computershare Trust Company, N.A., as applicable, as depositary, under the Deposit Agreement among us, the Depositary and the registered holders and indirect and beneficial owners from time to time of the Depositary Shares (the “Deposit Agreement”). The Deposit Agreement sets forth the terms of the Depositary Shares that we will sell in this offering. In general, each Depositary Share represents, and entitles the holder, subject to the terms of the Deposit Agreement, to proportional rights and preferences (including dividends, voting, redemption and liquidation rights and preferences) as if such holder held 1/100th of one Series B Preferred Share. The material terms of the Series B Preferred Shares and the Depositary Shares are summarized below. In the future, we may create and sell additional Depositary Shares.
The holders of our common stock are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common stock are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of any class or series of shares (including the Series B Preferred Shares) having preferential rights to receive distributions of our assets.
The Series B Preferred Shares entitle the holders thereof (“Series B Preferred Shareholders”) to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. No fractional Series B Preferred Shares will be issued. When issued and paid for in the manner described in this prospectus supplement, the Series B Preferred Shares represented by the Depositary Shares offered hereby will be fully paid and nonassessable and the Depositary Shares offered hereby will be validly issued and entitled to the benefits of the Deposit Agreement. Each Series B Preferred Share will have a fixed liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) and upon liquidation will also be entitled to an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please see the section entitled “—Liquidation Rights.”
The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Shares will rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.
As a holder of Depositary Shares, we will not treat you as a registered holder of Series B Preferred Shares, and you will not have the rights of a Series B Preferred Shareholder. Marshall Islands law governs Series B Preferred Shareholder rights. The Depositary will be the holder of the Series B Preferred Shares underlying the Depositary Shares. As a registered holder of Depositary Shares, you will have the rights of a Depositary Shareholder. The Deposit

Agreement sets out the Depositary Shareholder rights as well as the rights and obligations of the Depositary. The Deposit Agreement and the Depositary Shares are governed by New York law.
The Series B Preferred Shares are not convertible into common stock or any other of our securities and do not have exchange rights and are not entitled or subject to any preemptive or similar rights. The Series B Preferred Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Shares are subject to redemption, in whole or in part, at our option, at any time. Please see the section entitled “—Redemption.”
We have appointed Computershare Inc. and Computershare Trust Company, N.A., as applicable, as the paying agent (the “Paying Agent”) and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series B Preferred Shares. The address of the Paying Agent is 250 Royall Street, Canton MA 02021.
Ranking
The Series B Preferred Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:
•	senior to the Junior Securities (including all of our common stock);
•	on a parity with the Parity Securities; and
•	junior to the Senior Securities.
Under the Certificate of Designation, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Shares. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”
Liquidation Rights
The holders of outstanding Series B Preferred Shares are entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common stock or any other Junior Securities. Neither the sale of all or substantially all of the property or business of the Company nor the consolidation or merger of us with or into any other entity, individually or in a series of transactions, will be deemed a liquidation, dissolution or winding up of our affairs for this purpose.
In the event that our assets available for distribution to holders of the outstanding Series B Preferred Shares and any Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series B Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences plus the amount of any accumulated and unpaid dividends thereon (whether or not declared). After payment of all required amounts to the holders of the outstanding Series B Preferred Shares and Parity Securities, our remaining assets and funds will be distributed among the holders of our common stock and any other Junior Securities then outstanding according to their respective rights.
Voting Rights
The Series B Preferred Shares have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly dividends payable on the Series B Preferred Shares are in arrears, whether or not consecutive, the holders of the Series B Preferred Shares, have the right, voting as a class together with holders of any Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect one member to our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series B Preferred Shares voted as a class for the election of such director). The right of such holders of Series B Preferred Shares to elect one member of our board of directors will continue until such time as all dividends accumulated and in arrears on the Series B Preferred Shares have been paid in full or sufficient funds for such payment have been declared and set apart for such purpose, at which time such right will terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly dividends as described above and, with respect to funds set apart for payment, upon failure to pay the dividend on the Dividend Payment Date. Upon any termination of the right of the holders of the Series B Preferred Shares and any other Parity Securities to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series B Preferred Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors.
Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a single class, we may not adopt any amendment to our Amended and Restated Articles of Incorporation that materially and adversely alters the preferences, powers or rights of the Series B Preferred Shares.
In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not create or issue any Senior Securities.
On any matter described above in which the Series B Preferred Shareholders are entitled to vote as a class, whether separately or together with the holders of any Parity Securities, such holders will be entitled to one vote per $25.00 of liquidation preference (equivalent to 100 votes per Series B Preferred Share). Any Series B Preferred Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote.
No vote or consent of Series B Preferred Shareholders shall be required for (i) the creation or incurrence of any indebtedness, (ii) the authorization or issuance of any common stock or other Junior Securities or (iii) except as expressly provided above, the authorization or issuance of any of our preferred shares.
Series B Preferred Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.
Dividends
General
Holders of Series B Preferred Shares will be entitled to receive, when, as and if declared by our board of directors, cumulative cash dividends out of legally available funds for such purpose, payable on each Dividend Payment Date commencing on the first Dividend Payment Date following issuance.
Dividends on the Series B Preferred Shares offered hereby will accrue from the Dividend Payment Date immediately preceding issuance at a rate of 8.75% per annum of the $2,500.00 per share liquidation preference of Series B Preferred Shares (equivalent to $25.00 per Depositary Share). The dividend rate is not subject to adjustment.
Dividend Payment Dates
The “Dividend Payment Dates” for the Series B Preferred Shares is each January 1, April 1, July 1 and October 1. Dividends will accumulate in each dividend period from and including the Dividend Payment Date immediately preceding issuance to but excluding the next applicable Dividend Payment Date for such dividend period. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series B Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means a day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City, London or Amsterdam are authorized or required to close.
Payment of Dividends
Not later than 5:00 p.m., New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series B Preferred Shares that have been declared by our board of directors to the Paying Agent or, if there is no Paying Agent at the relevant time, the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date (as defined below). The applicable record date (the “Record Date”) will be the fifth Business Day immediately preceding the applicable

Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our board of directors in accordance with the Certificate of Designation, our Amended and Restated Articles of Incorporation and our Bylaws, each as amended and as may be further amended from time to time.
Declared dividends will be paid to the Paying Agent in same-day funds on each Dividend Payment Date. The Paying Agent will be responsible for holding or disbursing such payments to holders of the Series B Preferred Shares in accordance with the instructions of such holders. In certain circumstances, dividends may be paid by check delivered to the registered address of the holder of Series B Preferred Shares, unless, in any particular case, we elect to pay by wire transfer.
No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or declared and set aside for payment on all outstanding Series B Preferred Shares and any Parity Securities through the most recent respective dividend payment dates.
Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series B Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than five days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series B Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been declared and set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series B Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series B Preferred Shares will not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series B Preferred Shares.
Redemption
Optional Redemption
At any time, we may redeem, at our option, in whole or in part, the Series B Preferred Shares (and accordingly the Depositary Shares) at a redemption price in cash equal to $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.
Redemption Procedures
We will provide notice of any redemption, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series B Preferred Shares to be redeemed and, if less than all outstanding Series B Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series B Preferred Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor, and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such Series B Preferred Shares will be redeemed by such method of selection as the Paying Agent shall determine, either pro rata or by lot, with adjustments to avoid redemption of fractional shares.
The redemption price will be paid by the Paying Agent to the holders of the Series B Preferred Shares on the redemption date.
The aggregate redemption price for any such partial redemption of the outstanding Series B Preferred Shares shall be allocated correspondingly among the redeemed Series B Preferred Shares. The Series B Preferred Shares not

redeemed shall remain outstanding and entitled to all the rights and preferences provided in the Certificate of Designation (including our right, if we so elect, to redeem all or part of the Series B Preferred Shares outstanding at any relevant time in accordance with the redemption provisions described herein).
If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Shares as to which notice has been given no later than 10:00 a.m., New York City time, on the Business Day fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender of such Series B Preferred Shares. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such Series B Preferred Shares as Series B Preferred Shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series B Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall, to the extent permitted by law, be repaid to us upon our written request, after which repayment the holders of the Series B Preferred Shares entitled to such redemption or other payment shall have recourse only to us.
Any Series B Preferred Shares that are redeemed or otherwise acquired by the Company shall be cancelled and shall constitute preferred shares subject to designation by the board of directors, as set forth in our Amended and Restated Articles of Incorporation. If only a portion of the Series B Preferred Shares has been called for redemption, upon surrender of any certificate representing Series B Preferred Shares to the Paying Agent, the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Shares represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.
We and our affiliates may from time to time purchase Series B Preferred Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Shares. Any shares repurchased and canceled by us will revert to the status of authorized but unissued preferred shares undesignated by us.
Notwithstanding the foregoing, in the event that full cumulative dividends on the Series B Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire (1) any Series B Preferred Shares or Parity Securities, except pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and any Parity Securities, an exchange for or conversion or reclassification into other Parity Securities or Junior Securities or with proceeds of a substantially contemporaneous sale of Parity Securities or Junior Securities, or (2) any common stock and any other Junior Securities, except pursuant to an exchange for or conversion or reclassification into other Junior Securities or with proceeds of a substantially contemporaneous sale of Junior Securities.
No Sinking Fund
The Series B Preferred Shares do not have the benefit of any sinking fund.
Depositary Shares
General
We are offering our Depositary Shares representing proportional fractional interests in Series B Preferred Shares. Each Depositary Share represents a 1/100th interest in one Series B Preferred Share, and once issued will be evidenced by depositary receipts, as described under “Registration and Settlement—Book-Entry System.” We will deposit the underlying Series B Preferred Shares with a depositary pursuant to the Deposit Agreement. Subject to the terms of the Deposit Agreement, the Depositary Shares are entitled to all the powers, preferences and special rights of the Series B Preferred Shares, as applicable, in proportion to the applicable fraction of Series B Preferred Shares those Depositary Shares represent.
In this prospectus supplement, references to “holders” of Depositary Shares mean those who have depositary receipts registered in their own names on the books maintained by the depositary and not indirect holders who own beneficial interests in depositary receipts registered in the street name of, or issued in book-entry form through DTC. DTC is the only registered holder of the depositary receipts representing Depositary Shares. You should review the special considerations that apply to indirect holders described in “Registration and Settlement—Book-Entry System.”
The depositary, transfer agent and registrar for the Depositary Shares is Computershare Inc. and Computershare Trust Company, N.A., as applicable.
Dividends and Other Distributions
Each dividend payable on a Depositary Share will be in an amount equal to 1/100th of the dividend declared and payable on the related Series B Preferred Shares. The depositary will distribute all dividends and other cash distributions received on the Series B Preferred Shares to the holders of record of the depositary receipts in proportion to the number of Depositary Shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts as nearly as practicable in proportion to the number of Depositary Shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
Record dates for the payment of dividends and other matters relating to the Depositary Shares are the same as the corresponding record dates for the related Series B Preferred Shares.
The amount paid as dividends or otherwise distributable by the depositary with respect to the Depositary Shares or the underlying Series B Preferred Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Depositary Shares or the Series B Preferred Shares until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series B Preferred Shares, in whole or in part, as described above under “—Series B Preferred Shares—Redemption,” Depositary Shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series B Preferred Shares held by the depositary. The redemption price per Depositary Share will be 1/100th of the redemption price per share payable with respect to the Series B Preferred Shares, plus any declared and unpaid dividends, without accumulation of undeclared dividends.
If we redeem Series B Preferred Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of Depositary Shares representing those Series B Preferred Shares so redeemed. If we redeem less than all of the outstanding Depositary Shares, the depositary will select pro rata, by lot or in such other manner as may be determined by the depositary to be fair and equitable, those Depositary Shares to be redeemed. The depositary will deliver notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series B Preferred Shares and the related Depositary Shares.
Voting the Series B Preferred Shares
Because each Depositary Share represents a 1/100th interest in a Series B Preferred Share, holders of depositary receipts are entitled to 1/100th of a vote per Depositary Share under those limited circumstances in which holders of the Series B Preferred Shares are entitled to a vote, as described above in “—Series B Preferred Shares—Voting Rights.”
When the depositary receives notice of any meeting at which the holders of the Series B Preferred Shares are entitled to vote, the depositary will deliver the information contained in the notice to the record holders of the

Depositary Shares relating to the Series B Preferred Shares. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Shares, may instruct the depositary to vote the amount of the Series B Preferred Shares represented by the holder’s Depositary Shares. To the extent practicable, the depositary will vote the amount of the Series B Preferred Shares represented by Depositary Shares in accordance with the instructions it receives. We will agree to take all actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series B Preferred Shares, it will abstain from voting with respect to such shares.
Withdrawal of Series B Preferred Shares
Underlying Series B Preferred Shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the depositary’s office and upon payment of the taxes, charges and fees provided for in the Deposit Agreement. Subject to the terms of the Deposit Agreement, the holder of depositary receipts will receive the appropriate number of Series B Preferred Shares represented by such Depositary Shares. Only whole Series B Preferred Shares may be withdrawn; if a holder holds an amount other than a whole multiple of 100 Depositary Shares, the depositary will deliver along with the withdrawn Series B Preferred Shares a new depositary receipt evidencing the excess number of Depositary Shares. Holders of withdrawn Series B Preferred Shares will not be entitled to redeposit such shares or to receive Depositary Shares.
Amendment of the Deposit Agreement
We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of Depositary Shares in any respect that we and the depositary deem necessary or desirable. However, any amendment that materially and adversely alters the rights of the holders or that would be materially and adversely inconsistent with the rights granted to holders of the Series B Preferred Shares will not be effective unless such amendment has been approved by holders of Depositary Shares representing at least a majority of the Depositary Shares then outstanding.
Form and Notices
The Series B Preferred Shares will be issued in registered form to the depositary, and the Depositary Shares will be issued in book-entry only form through DTC, as described below in “Registration and Settlement—Book-Entry System”. The depositary will forward to the holders of Depositary Shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series B Preferred Shares.
Registration and Settlement
Book-Entry System
The Depositary Shares are, and will be, issued in book-entry only form through the facilities of DTC. This means that actual depositary receipts will not be issued to each holder of Depositary Shares, except in limited circumstances. Instead, the Depositary Shares will be in the form of a single global depositary receipt deposited with and held in the name of DTC, or its nominee. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”).
Except as described in the this prospectus supplement, owners of beneficial interests in the global depositary receipt will not be entitled to have depositary receipts registered in their names, will not receive or be entitled to receive physical delivery of the depositary receipts in definitive form, and will not be considered the owners or holders of Depositary Shares under our Amended and Restated Articles of Incorporation or the Deposit Agreement, including for purposes of receiving any reports or notices delivered by us. Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of Depositary Shares.
If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners.

Settlement
Investors in the Depositary Shares will be required to make their payment for the Depositary Shares in immediately available funds. DTC requires secondary market trading activity in the Depositary Shares to settle in immediately available funds. This requirement may affect trading activity in the Depositary Shares.
Payment of Dividends
We will pay dividends, if any, on the Series B Preferred Shares represented by Depositary Shares in book-entry form to the depositary. In turn, the depositary will deliver the dividends to DTC in accordance with the arrangements then in place between the depositary and DTC. Generally, DTC will be responsible for crediting the dividend payments it receives from the depositary to the accounts of DTC participants, and each participant will be responsible for disbursing the dividend payment for which it is credited to the holders that it represents. As long as the Depositary Shares are represented by a global depositary receipt, we will make all dividend payments in immediately available funds. In the event depositary receipts are issued in certificated form, dividends generally will be paid by check delivered to the holders of the depositary receipts on the applicable record date at the address appearing on the security register.
Notices
Any notices required to be delivered to you will be given by the depositary to DTC for communication to its participants.
If the depositary receipts are issued in certificated form, notices to you also will be delivered to the addresses of the holders as they appear on the security register.

TAX CONSIDERATIONS
Please see the section entitled “Item 10. Additional Information—E. Taxation” in our 2024 Annual Report, which is incorporated herein by reference. For purposes of this prospectus supplement, the discussion set forth in that section of our 2024 Annual Report applies only to persons that will own our Depositary Shares solely by reason of this offering.

PLAN OF DISTRIBUTION
We entered into the Sales Agreement with the Agents, under which we may offer and sell the Depositary Shares through or to the Agents, each acting as agent and/or principal, pursuant to this prospectus supplement and the accompanying base prospectus. Sales of the Depositary Shares, if any, under this prospectus supplement and the accompanying base prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or similar securities exchange at prices related to the prevailing market prices.
We previously filed a prospectus supplement, dated December 29, 2022, under our prior Registration Statement on Form F-3 (File No. 333-267468) (the “Prior Registration Statement”), providing for the establishment of an “at the market” offering program which permitted us, from time to time, to offer and sell up to $150.0 million of our Depositary Shares pursuant to an At Market Issuance Sales Agreement, dated December 29, 2022, with B. Riley Securities, Inc. (the “Prior ATM Program”). The Prior Registration Statement and the Prior ATM Program expired on September 16, 2025. We have not sold any Depositary Shares under the Prior ATM Program. This prospectus supplement and the Sales Agreement are renewing and replacing the expired Prior ATM Program.
Each time we wish to sell our Depositary Shares under the Sales Agreement, we will notify the applicable Agent of the amount of the Depositary Shares to be sold by it. Once we have so instructed an Agent, unless the Agent declines to accept the terms of the notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Depositary Shares up to the amount specified on such terms. We may instruct the applicable Agent not to sell the Depositary Shares if the sales cannot be effected at or above the price designated by us in any instruction. We or the Agents may suspend the offering of Depositary Shares upon proper notice and subject to other conditions.
We will pay the applicable Agent commissions for its services in acting as agent in the sale of our Depositary Shares at a commission rate equal to 2.5% of the aggregate gross proceeds of the sales. Pursuant to the Sales Agreement, we have also agreed to reimburse the applicable Agent for its reasonable out-of-pocket expenses, including attorney’s fees in an amount not to exceed $50,000 and an additional $5,000 per quarter, so long as the Sales Agreement remains effective. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the Sales Agreement, will be approximately $300,000.
The applicable Agent will provide written confirmation of a sale to us no later than the opening of the trading day on the NYSE following each trading day in which the Depositary Shares are sold under the Sales Agreement. Each confirmation will include the number of Depositary Shares sold on the preceding day, the sales price of Depositary Shares sold, the aggregate gross sales proceeds of such Depositary Shares, the net proceeds to us and the compensation payable by us to the applicable Agent in connection with the sales.
Settlement for sales of the Depositary Shares will occur on the first trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of Depositary Shares sold by or through the Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents, if any, in connection with the sales of the Depositary Shares.
In connection with the sale of the Depositary Shares on our behalf, the Agents will be deemed to be an “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of the Depositary Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the maximum dollar amount of Depositary Shares subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time.
The Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and our affiliates, for which they received or may in the future receive customary fees and expenses. B. Riley Securities, Inc. previously acted as representative of the several underwriters or sales agent, as applicable, in the public offerings of Class A common shares completed on October 1, 2019 and January 26, 2021, the public offering of the Company’s 8.00% Senior Unsecured Notes due 2024 (the “2024 Notes”) completed on November 19, 2019, the “at the market offering” of the 2024 Notes entered into on November 27, 2019, the “at the market offering” of Depositary Shares entered into on December 10, 2019, and the “at the market offering” of Depositary Shares entered into on December 29, 2022, for which B. Riley Securities, Inc. and the other underwriters received customary compensation.
In the ordinary course of their various business activities, the Agents and certain of their affiliates actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In addition, Evercore Group L.L.C. has served as a sales agent under our “at the market” equity issuance program. We have entered into an equity distribution agreement (the “Equity Distribution Agreement”), dated September 23, 2025, with Evercore Group L.L.C. and Jefferies LLC (the “EDA Agents”) relating to our Class A common shares and in connection with our offer to sell our Class A common shares having an aggregate offering price of up to $100,000,000 from time to time through the EDA Agents, pursuant to the Equity Distribution Agreement. Prior to this, Evercore Group L.L.C. served as sales agent under our prior “at the market” equity issuance program, for the offer and sale of $100,000,000 Class A common shares, dated August 16, 2024, which expired and was renewed through the Equity Distribution Agreement.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

Commission registration fee	$22,965
Legal fees and expenses	200,000
Accounting fees and expenses	35,000
Transfer Agent fees	10,000
Miscellaneous	32,035
Total	300,000

LEGAL MATTERS
The validity of the Depositary Shares will be passed upon for us by Watson Farley & Williams LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law. The Agents have been represented in connection with this offering by Morgan, Lewis & Bockius LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The industry information attributed to Maritime Strategies International Limited (“MSI”) by incorporation by reference to our 2024 Annual Report has been reviewed by MSI, which has confirmed to us that such information accurately describes the container shipping market.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus supplement and accompanying base prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.globalshiplease.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
The description of our Depositary Shares contained in our Registration Statement on Form 8-A, filed with the Commission on August 20, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

•
Annual Report on Form 20-F for the year ended December 31, 2024 filed with the Commission on March 18, 2025, which contains audited consolidated financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024.

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on May 20, 2025, which contains our financial results for the three months ended March 31, 2025, and our interim unaudited condensed consolidated financial statements and related notes for the three-month period ended March 31, 2025 (except the statements attributed to the Company’s management, and the references to Annualized Adjusted EBITDA contained in Exhibit 99.1 thereto).

•	Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 9, 2025.
•	Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 17, 2025.
•
Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on July 10, 2025 (excluding, with respect to Exhibit 99.1, the information contained in any website referenced therein, and the statements attributed to the Company’s Chief Executive Officer).

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on August 6, 2025, which contains our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our interim unaudited condensed consolidated financial statements and related notes thereto for the six months ended June 30, 2025 and 2024.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement), until the date all of the securities offered hereby are sold or the offering is otherwise terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying base prospectus.
We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Agents have not, authorized any other person to provide you with different information. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell Depositary Shares in any state or other jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference into this prospectus supplement by writing to us at the following address:
Global Ship Lease, Inc.
Attn: Chief Compliance Officer
c/o GSL Enterprises Ltd.
9 Irodou Attikou Street
Kifisia, Athens 14561, Greece
www.globalshiplease.com
Information Provided by the Company
We will furnish holders of our Class A common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Prospectus
Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants, Rights, Purchase Contracts and Units

Global Ship Lease, Inc.
Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Rights, Purchase Contracts, and Units
Through this prospectus, we or any selling shareholder may periodically offer common shares, preferred shares, depositary shares, debt securities, warrants, rights, purchase contracts and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities. The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be set forth in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.
The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our Class A common shares, par value $0.01 per share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GSL.” Our depositary shares, each of which represents a 1/100th interest in a share of our 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares, are listed on the NYSE under the symbol “GSL-B.”
An investment in these securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 3 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 23, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”) using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell, from time to time, the common shares, preferred shares, depositary shares, debt securities, warrants, rights, purchase contracts and units described in this prospectus in one or more offerings. No limit exists on the aggregate amount of the securities we or any selling shareholder may sell pursuant to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offers securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, prices and terms of the offered securities. We will provide updated information if required whenever we offer our securities pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement do not and will not contain all the information provided in the registration statement that we filed with the Commission. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled “Where You Can Find Additional Information.”
Unless the context otherwise requires, references to the “Company,” “we,” “us,” “our” or “Global Ship Lease” refer to Global Ship Lease, Inc. and all of its subsidiaries. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to U.S. dollars. We use the term “TEU”, meaning twenty-foot equivalent unit, the international standard measure of container size, in describing volumes in world container trade and other measures, including the capacity of our containerships, which we also refer to as ships. Unless otherwise indicated, we calculate the average age of our vessels on a weighted average basis, based on TEU capacity.
ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the more detailed information that appears later in this prospectus or is contained in documents that we incorporate by reference herein, including the section entitled “Risk Factors.”
The Company
Global Ship Lease is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships. Incorporated in the Republic of the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under fixed-rate charters to top tier container liner companies.
As of the date of this prospectus, we owned 69 containerships with a total capacity of 402,703 TEU, with a TEU weighted average age of 17.7 years as of June 30, 2025. Of the vessels in our fleet, 39 ships, accounting for over 50% of our fleet capacity, are wide-beam Post-Panamax.
Our Class A common shares began trading on the NYSE under the symbol “GSL” on August 15, 2008. Our depositary shares, each of which represents a 1/100th interest in a share of our 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred Shares”), began trading on the NYSE under the symbol “GSL-B” on August 20, 2014.
Employment of Our Fleet
We employ the ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, the ship owner provides and bears the cost of crew, lubricating oil and all maintenance and other services related to the ship’s operation, the cost of which is included in the daily charter rate. As the ship owner, we are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship’s voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums.
The initial term for a time charter commences on the ship’s delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.
Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.
1

CORPORATE INFORMATION
We were incorporated in the Republic of the Marshall Islands on March 14, 2008, as GSL Holdings Inc.
On August 14, 2008, we merged with Marathon Acquisition Corp., a company then listed on the American Stock Exchange, and with the pre-existing Global Ship Lease, Inc., which was then wholly owned by CMA CGM S.A. GSL Holdings, Inc. was the surviving entity, changed its name to Global Ship Lease, Inc. and became listed on the NYSE.
The mailing address of our principal executive office is c/o GSL Enterprises Ltd., 9 Irodou Attikou Street, Kifisia, Athens 14561, Greece, and our telephone number is +30 210 6233670. Our website address is www.globalshiplease.com. The information included on our website is not incorporated herein by reference. From time to time, we may use our website and social media outlets as channels of distribution of material company information.
OTHER INFORMATION
We are incorporated under the laws of the Republic of the Marshall Islands, and as a consequence, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.
2

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in “Item 3.Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 18, 2025, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we, or a selling shareholder, offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in that prospectus supplement.
3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith.
This prospectus and the information and documents we file with the Commission that are incorporated by reference herein contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” “scheduled” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 18, 2025, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, including, without limitation, in the sections entitled “Business Overview,” “Management’s Discussion and Analysis of Financial Conditions and Operations” and “Dividend Policy.”
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus. The risks described under “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements as predictions of future events, which speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.
Market and Industry Data
This prospectus and the documents incorporated by reference herein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 18, 2025, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.
4

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sales of our securities by any of the selling shareholders.
5

CAPITALIZATION
Each prospectus supplement will include information about our capitalization.
6

ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.
7

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices, or otherwise.
In addition, we or the selling shareholders may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	a distribution by way of dividend or otherwise to our existing shareholders;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the selling shareholders may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into options or other types of transactions that require us or them to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, any selling shareholder or borrowed from us or any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that, in turn, may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
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At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the public offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the selling shareholders’ securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to all of the securities offered and sold by us under this registration statement.
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DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and certain material terms of our amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) and fourth amended and restated bylaws (the “Bylaws”), as in effect as of the date of this prospectus. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to our Annual Report on Form 20-F, filed with the Commission on March 18, 2025, and which is incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Authorized Capital Stock
Under our Articles of Incorporation, our authorized share capital consists of:
•	249,000,000 common shares, par value $0.01 per share, consisting of:
○	214,000,000 Class A common shares, $0.01 per share, of which 35,770,652 shares were issued and outstanding as of the date of this prospectus;
○	20,000,000 Class B common shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus; and
○	15,000,000 Class C common shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus;
•	1,000,000 preferred shares, par value $0.01 per share, consisting of:
○	104,000 Series B Preferred Shares, $0.01 per share, of which 43,592 shares were issued and outstanding as of the date of this prospectus;
○	250,000 Series C Preferred Shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus; and
○	646,000 preferred shares available for designation by the board of directors.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares.
Our directors are elected by the vote of the majority of the votes cast with respect to each director. For purposes thereof, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. A majority of the common shares in the aggregate shall constitute a quorum. Our Articles of Incorporation prohibits cumulative voting. Of our authorized common stock, we only have Class A common shares outstanding (we have no Class B or Class C common shares outstanding).
Under Marshall Islands law generally and our Articles of Incorporation, there are no limitations on the right of non-residents of the Marshall Islands or owners who are not citizens of the Marshall Islands to hold or vote our common shares.
Description of Preferred Shares
Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and the voting rights, if any, of the holders of the series.
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The Series B Preferred Shares and Related Series B Depositary Shares
The Series B Preferred Shares are an existing series of preferred stock of the Company. The Series B Preferred Shares outstanding are deposited with Computershare Inc. and Computershare Trust Company, N.A., as applicable, as depositary (the “Depositary”), under the Deposit Agreement among us, the Depositary and the registered holders and indirect and beneficial owners from time to time of the Series B Depositary Shares (the “Deposit Agreement”). The Deposit Agreement sets forth the terms of the Series B Depositary Shares. In general, each Series B Depositary Share represents, and entitles the holder, subject to the terms of the Deposit Agreement, to proportional rights and preferences (including dividends, voting, redemption and liquidation rights and preferences) as if such holder held 1/100th of one share of Series B Preferred Shares. The material terms of the Series B Preferred Shares and the Series B Depositary Shares are summarized in Exhibit 2.3 to our Annual Report on Form 20-F, that was filed with the Commission on March 18, 2025 and incorporated by reference herein.
Registrar and Transfer Agent
The registrar and transfer agent for our Class A common shares is Computershare Trust Company, N.A.
Listing
Our Class A common shares are listed on the NYSE under the symbol “GSL.” Our Series B Depositary Shares are listed on the NYSE under the symbol “GSL-B.”
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DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares that represent common shares or preferred shares of the Company. The common shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or particular series of preferred shares or fraction thereof represented by that depositary share, to all of the rights and preferences of the common shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The forms of the deposit agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the Commission, and any prospectus supplement relating to any particular depositary shares will describe the material terms of such depositary shares, underlying shares, and related depositary agreement.
Any depositary agreement and the depositary receipts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
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•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
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Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; or
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without their consent.
Other terms as specified in subsequent filings may be modified without the consent of the holders.
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Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the
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United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
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DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units.
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TAX CONSIDERATIONS
Our Annual Report on Form 20-F filed with the Commission on March 18, 2025, as updated by annual and other reports and documents that we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Marshall Islands and U.S. federal income tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material Marshall Islands and U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
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EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

$ (1)
Commission registration fee	$*
FINRA Fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*

(1)
The Registrant is registering an indeterminate amount of securities under the registration statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.
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LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Watson Farley & Williams LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The industry information attributed to Maritime Strategies International Limited (“MSI”) by incorporation by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 has been reviewed by MSI, which has confirmed to us that such information accurately describes the container shipping market.
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WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.globalshiplease.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Annual Report on Form 20-F for the year ended December 31, 2024 filed with the Commission on March 18, 2025, which contains audited consolidated financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 9, 2025;
•	Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 17, 2025;
•
Our Report on Form 6-K, filed with the Commission on August 6, 2025, which contains our management’s discussion and analysis of financial condition and results of operations and interim unaudited condensed consolidated financial statements and related notes for the six month periods ended June 30, 2025 and 2024;

•
The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 12, 2008, as amended by Amendment No. 1 to the Registration Statement on Form 8-A, filed with the Commission on March 26, 2019, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Global Ship Lease, Inc.
Attn: Thomas A. Lister
c/o GSL Enterprises Ltd.
9 Irodou Attikou Street,
Kifisia, Athens 14561
www.globalshiplease.com
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Information provided by the Company
We will furnish holders of our Class A common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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$150,000,000
Depositary Shares
Each representing 1/100th of One Share of
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock

Global Ship Lease, Inc.
PROSPECTUS SUPPLEMENT

B. Riley Securities	Evercore ISI

September 23, 2025